Exhibit 10.1

SUBSIDIARY STOCK PURCHASE AGREEMENT

This SUBSIDIARY STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 30, 2006, between DIRECTVIEW HOLDINGS, INC. ("Purchaser") and DIRECTVIEW, INC., a Delaware corporation (the "Company").

WHEREAS, the Company is party to that certain Share Purchase Agreement (the "Agreement") with GS Energy Corporation pursuant to which the Company has agreed to acquire 100% of the stock of GS Carbon Trading, Inc., a company formed under the laws of the State of Delaware ("GS Carbon");

WHEREAS, prior to this acquisition, the Company's sole business consisted of its ownership of 100% of the issued and outstanding capital stock of Ralston. Communications, Inc. and Meeting Technologies, Inc., and other related operations (collectively, the "DRVW Subsidiaries");

WHEREAS, the Company believes it is in its best interest to dispose of the DRVW Subsidiaries and focus its resources on the business and operation of GS Carbon; and

WHEREAS, the Purchaser is willing to accept all of the outstanding capital stock of the DRVW Subsidiaries together with all of the liabilities and obligations of the DRVW Subsidiaries together with specified obligations of the Company;

NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF STOCK AND SPECIFIED OBLIGATIONS

1.1  TRANSFER OF THE DRVW SUBSIDIARIES

Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Company shall sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase from the Company all of the issued and outstanding common shares of the DRVW Subsidiaries, free of all liens, charges or other encumbrances (the "Subsidiary Stock")

1.2  PROVISION OF COLLATERAL

The Company is currently party to several convertible debentures issued to Cornell Capital Partners, LP, Michele Ralston, and Richard Galterio ("Debenture Holders"). These debentures are currently secured by the stock of the DRVW Subsidiaries used in connection with the prior business of the Company. The Company shall use its best efforts to provide the Debenture Holders with sufficient collateral to obtain the release of the stock of the DRVW Subsidiaries used as collateral for the Debenture Holders.

1.3  THE CLOSING

The closing of this Agreement (the "Closing") shall occur on or before OCTOBER 1, 2006 (the "Closing Date").

1.4 DELIVERIES AT THE CLOSING

On the Closing Date in order to effectuate the transfer of the Subsidiary Stock: (a) The Company shall deliver to Purchaser certificates representing all of the Subsidiary Stock, free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever ("Encumbrance"), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank; (b) the Purchaser and the Company shall each deliver all documents, certificates, agreements and instruments required to be to affect the purposes hereof; and (c) all instruments and documents executed and delivered to any party pursuant hereto shall be in a form and substance, and shall be executed in a manner, reasonably satisfactory to the receiving party.

1.5  PURCHASE PRICE

Subject to the terms and conditions of this Agreement, the purchase price for the Subsidiary Stock (the "Purchase Price") shall be the assumption by the Purchaser of any and all liabilities of the Company and the DRVW Subsidiaries arising prior to the Closing, with the sole exception of convertible debt payable to the Debenture Holders.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing (which representations and warranties shall survive the Closing Date to the extent provided for herein):

2.1  GOOD TITLE

The Subsidiary Stock is owned by the Company with good and marketable title thereto, free and clear of any Encumbrance.

2.2  ORGANIZATION, GOOD STANDING

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

2.3  AUTHORIZATION

The Company has the full corporate power and authority enter into this Agreement and each of the documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and this Agreement is, and will be, on the Closing Date, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Agreement.

2.4  NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, or (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person").

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company, as of the date of this Agreement and as of the Closing (which representations and warranties shall survive the Closing to the extent provided for herein):

3.1  AUTHORITY

Purchaser has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and this Agreement is, and will be, on the Closing Date, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

3.2  NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Purchaser, or (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person.

3.3  OWNERSHIP OF THE PURCHASER STOCK

The Purchaser Stock is owned by the Purchaser with good and marketable title thereto, free and clear of any Encumbrance.

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3.4  SATISFACTION OF COMPANY OBLIGATIONS

Upon the sale of the DRVW Subsidiaries to the Purchaser, the Company shall have no further material debts or liabilities other than amounts due to the Debenture Holders.

ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which condition may be expressly waived in writing by Purchaser.

4.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the Company contained herein shall have been true in all material respects when made and shall be true as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

4.2  PERFORMANCE OF AGREEMENT

The Company shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or prior to the Closing Date.

4.3  DELIVERY OF SHARES

Purchaser shall have received certificates representing the Subsidiary Stock together with stock powers duly endorsed in blank.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or prior to the Closing Date shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, which conditions may be expressly waived in writing by the Company.

5.1  ACCURACY OF REPRESENTATIONS AND WARRAN ILLS

The representations and warranties of Purchaser contained herein shall have been true in all material respects when made and shall be true in all material respects as of the Closing Date as though made on that date, except as affected by transactions contemplated hereby and except and to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

5.2  PERFORMANCE OF AGREEMENT

Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them at or prior to the Closing Date.

5.3  DELIVERY OF SHARES

The Company shall have received certificates representing the Purchaser Stock, together with stock powers duly endorsed in blank, signature guaranteed.

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ARTICLE VI
TERMINATION

6.1  This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual consent of Purchaser and the Company;

(b)    by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Purchaser shall have previously notified the Company), if there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Purchaser of written notice of such breach; and

(c)    by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Company shall have previously notified the Purchaser), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach.

6.2   In the event of termination of this Agreement pursuant to this Article VI, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents, incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser shall not be deemed to be in material breach of this Agreement solely by reason of its inability to satisfy one or more of the conditions set forth in Section 7 if the Purchaser is attempting to satisfy such conditions in good faith.

ARTICLE VII
GENERAL

7.1  COOPERATION

Each party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use its reasonable best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.

7.2  CONFIDENTIALITY

In connection with the transactions contemplated herein, the Company and Purchaser are furnishing each other with certain information which is either nonpublic, confidential or proprietary in nature. All such information furnished by one party to the other or its representatives is hereinafter referred to as the "Confidential Information." As used in this Agreement, the "representatives" of any party shall mean such party's officers, employees, agents or other representatives, including, without limitation, attorneys, accountants, consultants and financial advisors. In consideration of each party's being furnished with the Confidential Information of the other, each party agrees that:

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(a)    The Confidential Information will be kept confidential and except as required by law will not, without the prior written consent of the party supplying the information, be disclosed by the receiving party or its representatives during such three-year period in any manner whatsoever, in whole or in part, and will not be used by the receiving party or its representatives directly or indirectly for any purpose other than evaluating and facilitating the transactions contemplated herein; provided, however, that upon the execution of this Agreement by the parties, the Company and its representatives will be free to use the Confidential Information to the extent required by law in any subsequent filings with federal or state authorities relating to the transactions contemplated herein. Each party agrees to transmit the Confidential Information only to those of its representatives who need to know the Confidential Information for the purpose of advising it regarding any of the purposes for which it is permitted to use the Confidential Information under the terms of this Agreement, who are informed by the party supplying such information of the confidential nature of the Confidential Information and who are directed by such party to comply with the terms of this Agreement. Each party will be responsible for any material breach of this Agreement by its representatives.

(b)           Without the prior written consent of the other parties to this Agreement, no party or any of its representatives will disclose to any other Person the fact that the Confidential Information has been made available, or any of the terms, conditions or other facts with respect to the transactions contemplated herein, including the status thereof, except as required by law or permitted under the terms of this Agreement.

(c)           In the event the parties do not proceed with the transactions contemplated herein, the Confidential Information and all copies thereof will be destroyed or returned promptly without retaining any copies thereof

(d)           This Section 7.2 shall be inoperative as to such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by the receiving party or its representatives which is not required by law; (ii) become available to the receiving party from a source with no obligation of confidentiality to the other party; (iii) describe technology independently developed by the receiving party; or (iv) were known to the receiving party on a non-confidential basis prior to its disclosure to the receiving party by the supplying party or one of its representatives.

(e)           In the event that a receiving party or any of its representatives is requested or becomes legally compelled (by written or oral interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information for purposes not permitted by this Agreement, the receiving party will provide the supplying party with prompt written notice so that the supplying party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the supplying party waives compliance with the provisions of this Agreement, the receiving party will furnish only that portion of the Confidential Information which is legally required, and will exercise good-faith efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(f)           Each party agrees that the other parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of clause (a), (b), (c) or (e) of this Section 7.2. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 7.2 by any party or its representatives but shall be in addition to all other remedies available at law or equity.

(g)           It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege under this Section 7.2 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

7.3  FURTHER ACTS

After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement.

7.4  AMENDMENT

The parties may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.

7.5  SURVIVAL OF WARRANTIES

The representations and warranties contained in this Agreement shall survive the Closing for a period of three (3) years from the Closing.

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7.6  EXPENSES

Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

7.7  COUNTERPARTS

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8  HEADINGS

The headings preceding the text of Articles and Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

7.9  APPLICABLE LAW

Company and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Supreme Court of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Company and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New York or the federal laws of the United States in any such action, suit or proceeding against Company or Purchaser with respect to this Agreement. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Company or Purchaser and shall remain effective until Company or Purchaser shall appoint another agent for service or process acceptable to the other Party. Company and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

7.10  PARTIES IN INTEREST

All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall be assigned without the prior written consent of the other parties. This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any Person not a party hereto.

7.11  FORCE MAJEURE.

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than ninety (90) days, the other party may terminate this Agreement without penalty and without further notice.

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IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

DIRECTVIEW HOLDINGS, INC.

By:	/s/Roger Ralston
Print:	Roger Ralston
Title:	Chief Executive Officer

DIRECTVIEW, INC.

By:	/s/Jeffery Robbins
Jeffery Robbins
President

ARTICLE III
THE CLOSING

Section 3.1	Closing

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before OCTOBER 1, 2006 at Purchaser's place of business (the date of the Closing being herein referred to as the "Closing Date").

Section 3.2	Deliveries at Closing

(a)	At the Closing, the Seller shall deliver to the Purchaser:

(i)	duly executed instruments or other evidence to transfer to Purchaser the Acquisition Shares;

(ii)	any documents or certificates that are necessary to transfer to Purchaser good, clear and marketable title all of the Acquisition Shares; and,

(iii)
all opinions, certificates and other instruments and documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

(b)	At the Closing, the Purchaser shall deliver to the Seller:

(i)	copies of such resolutions of the directors of Purchaser as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(ii)	satisfactory evidence of the satisfaction of all conditions precedent to the Closing hereof, and,

(iii)	all documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 4.1	Organization and Good Standing

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct its business.

Section 4.2	Authority, Approvals and Consents

Purchaser has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Purchaser and by their respective stockholders and no other corporate or other proceedings on the part of Purchaser are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.3	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

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Section 4.4	No Violations

Neither the execution, delivery, or performance of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 4.5	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Purchaser enforceable in accordance with its terms.

Section 4.6	Non-Merger and Survival

The representations and warranties of Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Seller, the representations and warranties of Purchaser shall survive the Closing.

ARTICLE V
GENERAL PROVISIONS

Section 5.1	Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 5.2	Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 5.3	Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

(a)	If to the Purchaser, to: DirectView, Inc. 7700 West Camino Real, Suite 200 Boca Raton, Florida 33433 and,

(b)	If to the Seller, to: GS Energy Corporation One Penn Plaza, Suite 1612 New York, New York 10119

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